Exhibit 99.1

PANDORA REPORTS Q1 2016 FINANCIAL RESULTS

•	Q1 2016 total consolidated revenue was $297.3 million, growing 29% year-over-year

•	Total RPMs reached $49.84, growing 14% year-over-year; Ad RPMs were up 19% year-over-year to $45.47

•	Q1 2016 advertising revenue was $220.3 million, growing 23% year-over-year

•	Q1 2016 local advertising revenue was $61.3 million, growing 42% year-over-year

•	Q1 2016 ticketing service revenue was $22.3 million, growing approximately 30% year-over-year

•	Pandora raises Full Year 2016 revenue and adjusted EBITDA guidance

OAKLAND, Calif. - April 28, 2016 - Pandora (NYSE: P), the leading Internet radio service, today announced financial results for the first quarter ended March 31, 2016.

“This was a really strong start to the year, and I see clear signs of momentum across our business,” said Tim Westergren, Pandora's founder and CEO. “Our team is rapidly bringing Pandora's audacious strategy to life, fundamentally changing how listeners discover and enjoy music while helping artists build sustainable careers.”

First Quarter 2016 Financial Results

Revenue: For the first quarter of 2016, total consolidated revenue was $297.3 million, a 29% year-over-year increase. Excluding revenue from ticketing services, total revenue was $275.0 million, an increase of 19% year-over-year. Advertising revenue was $220.3 million, a 23% year-over-year increase. Subscription and other revenue was $54.7 million, a 5% year-over-year increase. Ticketing service revenue was $22.3 million, an approximate 30% year-over-year increase.

Adjusted EBITDA: For the first quarter of 2016, consolidated adjusted EBITDA was a loss of $57.4 million, compared to a loss of $20.9 million in the same quarter last year. Consolidated adjusted EBITDA excludes $38.7 million in expense from stock-based compensation, $13.3 million of depreciation and amortization expense, $5.3 million of other expense and $0.4 million of provision for income taxes.

Cash and Investments: For the first quarter of 2016, the Company ended with $382.5 million in cash and investments, compared to $416.9 million at the end of the prior quarter. Cash used in operating activities was $13.1 million for the first quarter of 2016, compared to $27.0 million of cash provided by operating activities in the same period of the prior year.

Other Business Metrics

Listener Hours: Total listener hours grew 4% to 5.52 billion for the first quarter of 2016, compared to 5.30 billion for the same period of the prior year.

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1The acquisition of Ticketfly was completed on October 31, 2015. Ticketfly’s results are included in Pandora’s consolidated financial statements subsequent to the completion of the acquisition.
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Active Listeners: Active listeners were 79.4 million at the end of the first quarter of 2016, up compared to 79.2 million for the same period of the prior year.

Guidance

Based on information available as of April 28, 2016, the Company is providing the following financial guidance:

Second Quarter 2016 Guidance: Revenue is expected to be in the range of $345 million to $355 million. Adjusted EBITDA loss is expected to be in the range of $30M million to $20 million. Adjusted EBITDA excludes forecasted stock-based compensation expense of approximately $37 million, forecasted depreciation and amortization expense of approximately $15 million and a provision for income taxes of approximately $0.5 million and assumes minimal cash taxes given our net loss position. Basic shares outstanding for the second quarter 2016 are expected to be approximately 230 million. We anticipate a non-GAAP effective tax rate between 30-35% for the second quarter 2016.

Full Year 2016 Guidance: Revenue is now expected to be in the range of $1.41 billion to $1.43 billion, up from the prior view of $1.40 billion to $1.42 billion. Adjusted EBITDA loss is expected to be in the range of $70 million to $50 million, up from the prior view of a loss in the range of $80 million to $60 million. Adjusted EBITDA excludes forecasted stock-based compensation expense of approximately $152 million, forecasted depreciation and amortization expense of approximately $62 million and a provision for income taxes of approximately $2.0 million and assumes minimal cash taxes given our net loss position. Basic shares outstanding for the full year 2016 are expected to be approximately 231 million. We anticipate a non-GAAP effective tax rate between 30-35% for full year 2016.

First Quarter 2016 Financial Results Conference Call: Pandora will host a conference call today at 2 p.m. PT/5 p.m. ET to discuss first quarter 2016 financial results with the investment community. A live webcast of the event will be available on the Pandora Investor Relations website at http://investor.pandora.com. A live domestic dial-in is available at (877)355-0067 or internationally at (443)853-1239. A domestic replay will be available at (855)859-2056 or internationally at (404)537-3406, using passcode 84918875, and available via webcast until May 12, 2016.

ABOUT PANDORA
Pandora (NYSE: P) is the world’s most powerful music discovery platform - a place where artists find their fans and listeners find music they love. We are driven by a single purpose: unleashing the infinite power of music by connecting artists and fans, whether through earbuds, car speakers, live on stage or anywhere fans want to experience it. Our team of highly trained musicologists analyze hundreds of attributes for each recording which powers our proprietary Music Genome Project®, delivering billions of hours of personalized music tailored to the tastes of each music listener, full of discovery, making artist/fan connections at unprecedented scale. Founded by musicians, Pandora empowers artists with valuable data and tools to help grow their careers and connect with their fans.
www.pandora.com | Pandora Blog | Pandora LinkedIn | @PandoraPulse

"Safe harbor" Statement:
This press release contains forward-looking statements within the meaning established by the Private Securities Litigation Reform Act of 1995, including, but not limited to, statements regarding expected revenue and adjusted EBITDA. These forward-looking statements are based on Pandora's current assumptions, expectations and beliefs and involve substantial risks and uncertainties that may cause results, performance or achievement to materially differ from those expressed or implied by these forward-looking statements. Factors that could cause or contribute to such differences include, but are not limited to: our operation in an emerging market and our relatively new and evolving business model; our ability to estimate revenue reserves; our ability to increase our listener base and listener hours; our ability to attract and retain advertisers; our ability to generate additional revenue on a cost-effective basis; competitive factors; our ability to continue operating under existing laws and licensing regimes; our ability to establish and maintain relationships with makers of mobile devices, consumer electronic products and

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automobiles; our ability to manage our growth and geographic expansion; our ability to continue to innovate and keep pace with changes in technology and our competitors; our ability to expand our operations to delivery of non-music content; our ability to protect our intellectual property; risks related to service interruptions or security breaches; and general economic conditions worldwide. Further information on these factors and other risks that may affect the business are included in filings with the Securities and Exchange Commission (SEC) from time to time, including under the heading “Risk Factors” in our Annual Report on Form 10-K for the current period.

The financial information contained in this press release should be read in conjunction with the consolidated financial statements and notes thereto included in the Company's most recent reports on Form 10-K and Form 10-Q, each as they may be amended from time to time. The Company's results of operations for the current period are not necessarily indicative of the Company's operating results for any future periods.

These documents are available online from the SEC or on the SEC Filings section of the Investor Relations section of our website at investor.pandora.com. Information on our website is not part of this release. All forward-looking statements in this press release are based on information currently available to the Company, which assumes no obligation to update these forward-looking statements in light of new information or future events.

Non-GAAP Financial Measures

To supplement our condensed consolidated financial statements, which are prepared and presented in accordance with accounting principles generally accepted in the United States ("GAAP"), the Company uses the following non-GAAP measures of financial performance: non-GAAP gross profit, non-GAAP net income (loss), non-GAAP basic EPS, non-GAAP diluted EPS and adjusted EBITDA. The presentation of this additional financial information is not intended to be considered in isolation from, as a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP. These non-GAAP measures have limitations in that they do not reflect all of the amounts associated with our results of operations as determined in accordance with GAAP. In addition, these non-GAAP financial measures may be different from the non-GAAP financial measures used by other companies. These non-GAAP measures should only be used to evaluate our results of operations in conjunction with the corresponding GAAP measures. Management compensates for these limitations by reconciling these non-GAAP financial measures to the most comparable GAAP financial measures within our earnings releases.

Non-GAAP gross profit, non-GAAP net income (loss), non-GAAP basic EPS and non-GAAP diluted EPS differ from GAAP in that they exclude stock-based compensation expense, intangible amortization expense and amortization of non-recoupable ticketing contract advances. The income tax effects of non-GAAP net income (loss) before provision for income taxes and the related non-GAAP adjustments have been reflected in non-GAAP net income (loss), non-GAAP basic EPS and non-GAAP diluted EPS.

Stock-based Compensation Expense: consists of expenses for stock options and other awards under our equity incentive plans. Stock-based compensation is included in the following cost and expense line items of our GAAP presentation: cost of revenue - other, cost of revenue - ticketing service, product development, sales and marketing and general and administrative.

Although stock-based compensation is an expense for the Company and is viewed as a form of compensation, management excludes stock-based compensation from our non-GAAP measures for purposes of evaluating our continuing operating performance primarily because it is a non-cash expense not believed by management to be reflective of our core business, ongoing operating results or future outlook. In addition, the value of stock-based instruments is determined using formulas that incorporate variables, such as market volatility, that are beyond our control.

Income Tax Effects of Non-GAAP Adjustments: The Company adjusts non-GAAP net income (loss) by considering the income tax effects of its non-GAAP net income (loss) before provision for income taxes and the related non-GAAP adjustments. The Company is currently forecasting a non-GAAP effective tax rate of approximately 30% to 35% for each quarter of 2016 and the full year 2016. The Company does not expect to pay significant cash income taxes for the foreseeable future due to its net operating loss position.

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Adjusted EBITDA

Adjusted EBITDA excludes stock-based compensation expense, benefit from (provision for) income taxes, depreciation and intangible amortization expense, amortization of non-recoupable ticketing contract advances and other income (expense).

Benefit from (Provision for) Income Taxes: consists of expense recognized related to U.S. and foreign income taxes. The Company considers its adjusted EBITDA results without these charges when evaluating its ongoing performance because it is not believed by management to be reflective of our core business, ongoing operating results or future outlook.

Depreciation and Intangible Amortization Expense: consists of non-cash charges that can be affected by the timing and magnitude of business combinations and asset purchases. Depreciation is included in the following cost and expense line items of our GAAP presentation: cost of revenue - other, cost of revenue - ticketing service, product development, sales and marketing and general and administrative. Intangible amortization expense is included in the following cost and expense line items of our GAAP presentation: cost of revenue - ticketing service, product development, sales and marketing and general and administrative. Depreciation and intangible amortization expense also consists of non-cash amortization of non-recoupable amounts paid in advance to the Company’s clients pursuant to ticketing agreements. Amortization of non-recoupable ticketing contract advances is included in the sales and marketing line of our GAAP presentation. Management considers its operating results without intangible amortization expense when evaluating its ongoing non-GAAP performance and without depreciation and intangible amortization expense when evaluating its ongoing adjusted EBITDA performance because these charges are non-cash expenses that can be affected by the timing and magnitude of business combinations, asset purchases and new client agreements and may not be reflective of our core business, ongoing operating results or future outlook.

Management believes these non-GAAP financial measures serve as useful metrics for our management and investors because they enable a better understanding of the long-term performance of our core business and facilitate comparisons of our operating results over multiple periods and to those of peer companies, and, when taken together with the corresponding GAAP financial measures and our reconciliations, enhance investors' overall understanding of our current financial performance.

In the financial tables below, the Company provides a reconciliation of the most comparable GAAP financial measure to the historical non-GAAP financial measures used in this earnings release.

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Contacts:

Dominic Paschel
Corporate Finance & Investor Relations
investor@pandora.com
(510) 842-6960

Will Valentine
Pandora Corporate Communications
press@pandora.com
(510) 842-6996

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Pandora Media, Inc.
Condensed Consolidated  Statements of Operations
(in thousands, except per share amounts)
(unaudited)

	Three months ended March 31,
	2015	2016
Revenue
Advertising	$178,739	$220,308
Subscription and other	52,025	54,732
Ticketing service	—	22,265
Total revenue	230,764	297,305

Cost of revenue
Cost of revenue - Content acquisition costs	126,023	171,264
Cost of revenue - Other (1)	16,233	20,999
Cost of revenue - Ticketing service (1)	—	14,646
Total cost of revenue	142,256	206,909
Gross profit	88,508	90,396

Operating expenses
Product development (1)	15,875	35,846
Sales and marketing (1)	84,274	117,622
General and administrative (1)	36,754	46,296
Total operating expenses	136,903	199,764
Loss from operations	(48,395)	(109,368)

Interest expense	(131)	(6,175)
Other income, net	328	862
Total other income (expense), net	197	(5,313)
Loss before provision for income taxes	(48,198)	(114,681)

Provision for income taxes	(59)	(421)
Net loss	$(48,257)	$(115,102)

Basic and diluted net loss per share	$(0.23)	$(0.51)
Weighted-average basic and diluted shares	209,928	226,659

(1) Includes stock-based compensation expense as follows:

	Three months ended March 31,
	2015	2016
Cost of revenue - Other	$1,207	$1,477
Cost of revenue - Ticketing service	—	60
Product development	4,605	8,501
Sales and marketing	11,344	13,613
General and administrative	6,039	15,004
Total stock-based compensation expense	$23,195	$38,655

Pandora Media, Inc.
Condensed Consolidated Balance Sheets
(in thousands)

	As of December 31,	As of March 31,
	2015	2016
	(audited)	(unaudited)
Assets
Current assets
Cash and cash equivalents	$334,667	$303,454
Short-term investments	35,844	45,805
Accounts receivable, net	277,075	237,760
Prepaid expenses and other current assets	35,920	48,182
Total current assets	683,506	635,201

Long-term investments	46,369	33,238
Property and equipment, net	66,370	81,412
Goodwill	303,875	304,787
Intangible assets, net	110,745	105,843
Other long-term assets	29,792	31,860
Total assets	$1,240,657	$1,192,341

Liabilities and stockholders’ equity
Current liabilities
Accounts payable	$17,897	$9,922
Accrued liabilities	37,185	35,375
Accrued royalties	97,390	111,554
Deferred revenue	19,939	27,579
Accrued compensation	43,788	43,938
Other current liabilities	15,632	23,044
Total current liabilities	231,831	251,412

Long-term debt, net	234,577	239,011
Other long-term liabilities	30,862	31,521
Total liabilities	497,270	521,944

Stockholders’ equity
Common stock	23	23
Additional paid-in capital	1,110,539	1,152,577
Accumulated deficit	(366,658)	(481,760)
Accumulated other comprehensive loss	(517)	(443)
Total stockholders’ equity	743,387	670,397
Total liabilities and stockholders’ equity	$1,240,657	$1,192,341

Pandora Media, Inc.
Condensed Consolidated Statements of Cash Flows
(in thousands)
(unaudited)

	Three months ended March 31,
	2015	2016
Operating Activities
Net loss	$(48,257)	$(115,102)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities
Depreciation and amortization	4,340	13,277
Stock-based compensation	23,195	38,655
Amortization of premium on investments, net	619	140
Other operating activities	834	895
Amortization of debt discount	—	4,434
Changes in operating assets and liabilities
Accounts receivable	29,182	38,514
Prepaid expenses and other assets	(5,076)	(19,742)
Accounts payable, accrued and other current liabilities	8,087	(3,467)
Accrued royalties	6,896	14,152
Accrued compensation	(4,390)	2,597
Other long-term liabilities	(1,526)	659
Deferred revenue	12,328	7,640
Reimbursement of cost of leasehold improvements	749	4,244
Net cash provided by (used in) operating activities	26,981	(13,104)

Investing Activities
Purchases of property and equipment	(4,339)	(14,371)
Internal-use software costs	(1,592)	(7,177)
Purchases of investments	(56,790)	(4,993)
Proceeds from maturities of investments	78,489	8,332
Proceeds from sales of investments	640	—
Payments related to acquisition, net of cash acquired	—	(676)
Net cash provided by (used in) investing activities	16,408	(18,885)

Financing activities
Proceeds from employee stock purchase plan	1,619	1,687
Proceeds from exercise of stock options	1,094	520
Tax payments from net share settlements of restricted stock units	(888)	(1,294)
Net cash provided by financing activities	1,825	913

Effect of exchange rate changes on cash and cash equivalents	(157)	(137)

Net increase (decrease) in cash and cash equivalents	45,057	(31,213)
Cash and cash equivalents at beginning of period	175,957	334,667
Cash and cash equivalents at end of period	$221,014	$303,454

Pandora Media, Inc.
Reconciliation of GAAP to Non-GAAP Measures
(in thousands, except per share amounts)
(unaudited)

	Three months ended March 31,
	2015	2016
Gross profit
GAAP gross profit	$88,508	$90,396
Stock-based compensation: Cost of revenue - Other	1,207	1,477
Stock-based compensation: Cost of revenue - Ticketing service	—	60
Amortization of intangibles - Cost of revenue - Ticketing service	—	1,417
Non-GAAP gross profit	$89,715	$93,350

Net loss
GAAP net loss	$(48,257)	$(115,102)
Amortization of intangibles	183	5,133
Amortization of non-recoupable ticketing contract advances	—	1,162
Stock-based compensation	23,195	38,655
Income tax effects of non-GAAP net loss before provision for income taxes and the related non-GAAP adjustments	—	24,936
Non-GAAP net loss	$(24,879)	$(45,216)

Non-GAAP EPS - basic and diluted	$(0.12)	$(0.20)

Weighted average basic and diluted shares	209,928	226,659

Adjusted EBITDA
GAAP net loss	$(48,257)	$(115,102)
Depreciation and amortization	4,340	13,277
Stock-based compensation	23,195	38,655
Other expense (income), net	(197)	5,313
Provision for income taxes	59	421
Adjusted EBITDA	$(20,860)	$(57,436)

Pandora Media, Inc.
RPM and LPM History
(unaudited)

	Three months ended March 31,
	2015		2016
	RPM	LPM	RPM	LPM

Advertising	$38.30	$21.72	$45.47	$30.48
Subscription	82.07	38.88	81.48	35.17
Total	$43.53	$23.77	$49.84	$31.05